Exhibit No. 24




                     CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in Registration Statement No. 33-32174 on Form S-8 of Homestake Mining Company of our report dated May 31, 1994 on our audit of the financial statements of the Homestake Mining Company Retirement Savings Plan for Hourly Employees at Lead as of December 31, 1993 and 1992 and for the year ended December 31, 1993, which report is included in this Annual Report on Form 11-K.



/s/ Coopers & Lybrand
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COOPERS & LYBRAND




Oakland, California
June 23, 1994